BancFirst Corporation Reports Third Quarter Earnings

OKLAHOMA CITY, Oct. 18 /PRNewswire-FirstCall/ -- BancFirst Corporation (Nasdaq: BANF) reported net income of $11.8 million or $0.75 diluted earnings per share for the third quarter of 2010 compared to net income of $9.4 million or $0.60 diluted earnings per share for the same period in 2009. Net income for the first nine months of 2010 was $32.1 million, up $9.4 million or 41.1% over the $22.8 million of net income in the same period a year ago. Diluted earnings per share through September 30, 2010 were $2.05 compared to $1.46 for the first nine months of 2009.

The Company's net interest income for the quarter was $36.1 million, up $3.1 million from $33.0 million reported a year ago. The increase was attributable to the improvement in the net interest margin combined with the growth in the Company's earning assets. The Company's net interest margin for the quarter was 3.40% up from 3.27% a year ago. The Company's average earning assets were $4.2 billion an increase of $202 million compared to the third quarter in 2009. The loan loss provision for the quarter was $469,000, down from $998,000 a year ago. The Company's nonperforming assets decreased to 1.29% of total assets from 1.35% at September 30, 2009. Noninterest income was $18.2 million, a $1.2 million increase over the same period in 2009. The increase is primarily attributable to an increase in insurance commissions. Noninterest expense for the quarter was $35.4 million, down slightly from $35.5 million in the third quarter a year ago.

At September 30, 2010, the Company's total assets were $4.6 billion, up $277 million or 6.4% over September 30, 2009. Loans were $2.8 billion, up $43 million from September 30, 2009.  Deposits increased $251 million to $4.1 billion at September 30, 2010. The Company's equity capital was $454 million, up $28 million or 6.6% over September 30, 2009. The Company's equity capital was strong at 9.9% of total assets at September 30, 2010.

On October 8, 2010, the Company announced it had completed the acquisition of Union National Bancshares, Inc., and its subsidiary bank, Union Bank of Chandler. The Company also has announced that it has entered into agreements to acquire Exchange Bancshares of Moore, Inc., and its subsidiary bank, Exchange National Bank of Moore, and OK Bancorporation, Inc., and its subsidiary bank, The Okemah National Bank. Both transactions are subject to regulatory approval and are expected to be completed in December 2010. These three transactions will add approximately $350 million in total assets, $174 million in loans and $287 million in deposits by year end.

BancFirst Corporation is an Oklahoma based financial services holding company.  The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 85 banking locations serving 47 communities across Oklahoma. More information can be found at bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management's current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)
	2010
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 33,862	$ 35,670	$ 36,072		$ 105,604
Provision for loan losses	896	871	469		2,236
Securities transactions	136	(150)	333		319
Total noninterest income	15,960	17,010	18,162		51,132
Salaries and employee benefits	19,948	19,710	20,692		60,350
Total noninterest expense	34,901	34,505	35,389		104,795
Net income	9,303	11,042	11,787		32,132
Per Common Share Data:
Net income-basic	0.61	0.72	0.77		2.09
Net income-diluted	0.60	0.71	0.75		2.05
Cash dividends declared	0.23	0.23	0.25		0.71
Common shares outstanding	15,337,050	15,346,800	15,358,672		15,358,672
Average common shares outstanding -
Basic	15,319,111	15,344,374	15,356,366		15,340,087
Diluted	15,628,012	15,652,621	15,645,086		15,642,554
Performance Ratios:
Return on average assets	0.85%	0.98%	1.03%		0.95%
Return on average equity	8.66	10.01	10.34		9.68
Net interest margin	3.38	3.44	3.40		3.40
Efficiency ratio	70.05	65.50	65.25		66.86

	2009
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 31,753	$ 32,546	$ 32,952	$ 34,070	$ 131,321
Provision for loan losses	3,365	4,851	998	1,175	10,389
Securities transactions	339	(37)	20	14	336
Total noninterest income	16,622	17,043	17,039	16,160	66,864
Salaries and employee benefits	20,117	19,896	19,938	19,068	79,019
Total noninterest expense	34,529	35,218	35,481	33,889	139,117
Net income	7,125	6,260	9,390	9,834	32,609
Per Common Share Data:
Net income-basic	0.47	0.41	0.61	0.64	2.13
Net income-diluted	0.46	0.40	0.60	0.63	2.09
Cash dividends declared	0.22	0.22	0.23	0.23	0.90
Common shares outstanding	15,291,641	15,301,641	15,302,891	15,308,741	15,308,741
Average common shares outstanding -
Basic	15,291,636	15,298,075	15,302,199	15,307,019	15,299,781
Diluted	15,579,090	15,604,279	15,585,955	15,600,964	15,593,789
Performance Ratios:
Return on average assets	0.75%	0.61%	0.86%	0.89%	0.78%
Return on average equity	6.92	5.95	8.77	9.06	7.70
Net interest margin	3.69	3.44	3.27	3.35	3.42
Efficiency ratio	71.38	71.02	70.97	67.47	70.20

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)
	2010
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 4,508,789	$ 4,628,022	$ 4,599,182
Total loans	2,766,304	2,793,346	2,756,118
Allowance for loan losses	(36,780)	(37,002)	(35,681)
Securities	430,586	580,317	579,839
Deposits	4,009,017	4,117,360	4,082,568
Stockholders' equity	436,901	445,592	453,869
Book value per common share	28.49	29.03	29.55
Tangible book value per common share	25.78	26.19	26.72
Balance Sheet Ratios:
Average loans to deposits	70.05%	68.89%	68.70%
Average earning assets to total assets	92.62	92.76	92.83
Average stockholders' equity to average assets	9.86	9.77	9.92
Asset Quality Data:
Past due loans	$ 589	$ 1,911	$ 563
Nonaccrual loans	37,801	38,328	25,684
Restructured loans	1,912	1,677	378
Total nonperforming and restructured loans	40,302	41,916	26,625
Other real estate owned and repossessed assets	10,272	9,748	21,499
Total nonperforming and restructured assets	50,574	51,664	48,124
Nonperforming and restructured loans to total loans	1.46%	1.50%	0.97%
Nonperforming and restructured assets to total assets	1.12	1.12	1.05
Allowance to total loans	1.33	1.32	1.29
Allowance to nonperforming and restructured loans	91.26	88.28	134.01
Net charge-offs to average loans	0.07	0.09	0.26
	2009
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 3,958,155	$ 4,269,325	$ 4,322,103	$ 4,416,209
Total loans	2,808,499	2,738,238	2,713,169	2,738,654
Allowance for loan losses	(36,765)	(39,334)	(36,016)	(36,383)
Securities	439,220	417,738	391,627	417,286
Deposits	3,471,518	3,782,822	3,831,823	3,929,016
Stockholders' equity	416,381	419,202	425,638	430,824
Book value per common share	27.23	27.40	27.81	28.14
Tangible book value per common share	24.51	24.69	25.12	25.41
Balance Sheet Ratios:
Average loans to deposits	83.29%	79.67%	70.39%	69.54%
Average earning assets to total assets	91.51	92.08	92.97	93.01
Average stockholders' equity to average assets	10.85	10.52	9.79	9.84
Asset Quality Data:
Past due loans	$ 867	$ 21,530	$ 9,941	$ 853
Nonaccrual loans	25,255	24,186	37,319	37,133
Restructured loans	353	1,115	561	1,970
Total nonperforming and restructured loans	26,475	46,831	47,821	39,956
Other real estate owned and repossessed assets	5,576	11,543	10,587	9,881
Total nonperforming and restructured assets	32,051	58,374	58,408	49,837
Nonperforming and restructured loans to total loans	0.94%	1.68%	1.76%	1.46%
Nonperforming and restructured assets to total assets	0.81	1.35	1.35	1.13
Allowance to total loans	1.31	1.44	1.33	1.33
Allowance to nonperforming and restructured loans	138.87	83.99	75.31	91.06
Net charge-offs to average loans	0.13	0.33	0.63	0.12

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2010
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 2,780,674	$ 38,972	5.56%	$ 2,770,388	$ 115,205	5.56%
Securities – taxable	539,703	3,163	2.33	446,683	9,167	2.74
Securities - tax exempt	27,948	393	5.58	33,085	1,376	5.56
Interest bearing deposits with banks	884,429	553	0.25	926,598	1,745	0.25
Total earning assets	4,232,754	43,081	4.04	4,176,754	127,493	4.08

Nonearning assets:
Cash and due from banks	104,373			107,114
Interest receivable and other assets	259,274			256,538
Allowance for loan losses	(36,853)			(36,688)
Total nonearning assets	326,794			326,964
Total assets	$ 4,559,548			$ 4,503,718

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 596,290	$ 332	0.22%	$ 606,568	$ 1,061	0.23%
Savings deposits	1,422,735	3,031	0.85	1,371,821	9,112	0.89
Time deposits	811,634	2,945	1.44	834,912	9,530	1.53
Short-term borrowings	2,934	1	0.14	1,691	2	0.16
Junior subordinated debentures	26,804	491	7.27	26,804	1,474	7.35
Total interest-bearing liabilities	2,860,397	6,800	0.94	2,841,796	21,179	1.00

Interest-free funds:
Noninterest bearing deposits	1,217,088			1,190,083
Interest payable and other liabilities	29,873			28,250
Stockholders' equity	452,190			443,589
Total interest free-funds	1,699,151			1,661,922
Total liabilities and stockholders' equity	$ 4,559,548			$ 4,503,718
Net interest income		$ 36,281			$ 106,314
Net interest spread			3.10%			3.08%
Net interest margin			3.40%			3.40%

CONTACT: Joe T. Shockley Jr., Chief Financial Officer, +1-405-270-1003, or David Rainbolt, Chief Executive Officer, +1-405-270-1002, both of BancFirst Corporation